Exhibit 10.26

Shareholding Entrustment Agreement

The Entrusting Party: Lingmin Sun (Party A)

The Entrusted Party: Shih Chang Chen (Party B)

By the need of annual review of Chinese Foreign Capital Enterprise and according to the principle of equality and mutual benefit, Party A and Party B agreed to the terms below regarding the entrustment of shareholding:

1. Entrust contents

Party A voluntarily entrusts Party B to nominally hold the equity Party A is holding in Hongkong Xibolun Technology Limited (“HK Xibolun” or the “Company”), and Party B shall exercise the related shareholder rights for Party A. Party B hereby agrees to accept the shareholding entrustment and exercise the related shareholder rights for Party A.

2. Entrust authority

The rights Party A entrusts Party B to exercise include: Party B’s name will be listed as a shareholder for the equity he entrusted to hold on the register of members of the Company; register in the registration authority; Party B will participate related activities as a shareholder and exercise other shareholder rights in accordance to the Bylaws of the Company.

3. Rights and obligations of Party A

3.1 As the actual shareholder of the equity of the Company, Party A has the actual shareholder rights of the Company in addition to the rights to receive related investment earnings. Party B only has the shareholder rights related to the shareholding entrustment without any rights to retain proceeds and disposition rights regarding the shareholders rights resulted from the contribution (includes but not limited to conducts such as transferring and pledging the equity).

3.2 During the period of entrustment, Party A has the right to, when all conditions are met, transfer the related equity to himself or any third party designated by Party A. Party B shall consent and accept all the related legal documents without condition.

3.3 As the actual shareholder of the equity of the Company, Party A has the right to supervise and correct the related improper entrustment behaviors of Party B in accordance with this agreement. However, Party A shall not interfere Party B’s normal operation activities at random.

3.4 If Party A believes that Party B cannot honestly fulfill his entrusted obligations, Party A can terminate the entrustment and require Party B to transfer the related equity to Party A or any new entrusted party designated by Party A in accordance with related laws.

4. Rights and obligations of Party B

4.1 Without prior written consent from Party A, Party B shall not re-entrust the entrusted equity to any third party.

4.2 As the entrusted shareholder and the director of the Company, Party B hereby agrees his equity ownership shall be restricted by this agreement. Party B shall notice Party A seven days in advance and obtain written authorization from Party A regarding exercising his voting rights when he participates in the Company’s business operation as its entrusted shareholder. Without Party A’s written authorization, Party B shall not have the rights to transfer, dispose or set up guarantee to the entrusted shares and related proceeds in any forms. Party B shall not engage in any conducts that may damage Party A’s interests.

4.3 Party B agrees to forward all investment earnings (includes cash dividends, bonus and any other earnings distribution) from the entrusted shares to Party A within three days of the acquisition of such earnings by depositing the earnings into the bank account designated by Party A.

4.4 Party B shall provide necessary assistance and convenience if Party A intents to transfer entrusted shares to the Company’s shareholders or non-shareholders.

5.  Entrustment Fee

Party B will not receive any compensation from Party A during the entrustment period.

6. Term of the Agreement

The term of this agreement starts from the effective date of this agreement and terminates when Party A instructs Party B to transfer those shares to Party A or any third party designated by Party A.

7. Confidentiality of the Agreement

Both parties are obligated to keep all learned business information related to the other party in the performance of this agreement in confidence; unless there is obvious evidence showing that the information is already known to the public or a written authorization from the other party is obtained. Such confidentiality obligations continue to be valid after the termination of the agreement

8. Settlement of Disputes

Any disputes raise as a result of this agreement, the parties shall try to resolve through friendly negotiation. Upon failure of such, any party can file complaints to the People’s Court in Party A’s location.

9. There are two copies of this agreement and each party holds one copy with equal legal effect. This agreement is effective as of the date of entry by both the parties.

The Entrusting Party:	/s/ Lingmin Sun	The Entrusted Party:	/s/: Shih Chang Chen

Entry date: May 21, 2012